As filed with the Securities and Exchange Commission on June 28, 2013

Registration No. 333-179366

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

To

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHAMBERS STREET PROPERTIES

(Exact name of registrant as specified in its governing instruments)

47 Hulfish St., Suite 210, Princeton, New Jersey 08542, (609) 683-4900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. Cuneo

President and Chief Executive Officer

Chambers Street Properties

47 Hulfish Street, Suite 210, Princeton, NJ 08542, (609) 683-4900

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jason D. Myers Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 (212) 878-8000	David C. Roos Moye White LLP 1400 16th Street Denver, CO 80202 (303) 292-2900

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 2 is being filed to deregister all of the common shares that remain unsold under the Registration Statement as of the date hereof.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small company filer. See the definitions of “large accelerated filer,” “accelerated filer,” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Small reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

TERMINATION OF PUBLIC OFFERING AND DEREGISTRATION OF COMMON SHARES

Chambers Street Properties (the “Registrant”) filed a Form S-3 Registration Statement (333-179366), as amended (the “Registration Statement”), which automatically became effective under the Securities Act of 1933, as amended (the “Act”) on February 3, 2012, pursuant to which the Registrant registered up to 25,000,000 common shares of beneficial interest, $0.01 par value, for issuance under the Registrant’s second amended and restated dividend reinvestment plan (the “Plan”).

The Registrant has terminated the Plan effective as of the close of business on May 21, 2013 and is filing this Post-Effective Amendment No. 2 to the Registration Statement in order to withdraw from registration all of the shares of the Registrant’s common shares covered by the Registration Statement which remained unissued at the termination of the Plan.

As of the close of business on May 21, 2013, the Registrant had issued a total of 8,869,829 common shares pursuant to the Plan, and received $84,263,374 in gross proceeds. Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration a total of 16,130,171 common shares that were registered but not issued pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, in the State of New Jersey, on this day of June 28, 2013.

CHAMBERS STREET PROPERTIES

By:	/s/ Jack A. Cuneo
Name:	Jack A. Cuneo
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated.

Name		Title	Date

By:	/s/ Jack A. Cuneo Jack A. Cuneo	President, Chief Executive Officer and Trustee (Principal Executive Officer)	June 28, 2013

By:	* Charles E. Black	Chairman of the Board of Trustees, Trustee	June 28, 2013

By:	/s/ Martin A. Reid Martin A. Reid	Executive Vice President, Chief Financial Officer, Treasurer, Secretary and Trustee (Principal Financial and Accounting Officer)	June 28, 2013

By:	* James M. Orphanides	Trustee	June 28, 2013

By:	/s/ Louis P. Salvatore Louis P. Salvatore	Trustee	June 28, 2013

*By:	/s/ Jack A. Cuneo Jack A. Cuneo Attorney-in-Fact